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                           OPTION AMENDMENT AGREEMENT


          This Agreement dated August 20, 1996

BETWEEN:
          SOLUCOR? INDUSTRIES LTD., a body corporate, incorporated under the laws of the Province of British Columbia with registered office at 800
          - 885 West Georgia Street in the City of Vancouver, in the Province of British Columbia

                                                                 (the "Company")

AND:




                                                                (the "Optionee")



     WHEREAS:

A. The Company granted to the Optionee an option to purchase 92,000 common shares of the Company (the "Option") exercisable at a price of $13.16 (Canadian) per share until September 12, 2000, pursuant to a stock option agreement dated September 12, 1995 (the "Agreement").

B. The price of the common shares of the Company trading on the NASDAQ Bulletin Board in United States dollars resulted an average trading price over a ten day period prior to the date of this Agreement of $4.80 (U.S.) per share.

C. The parties hereto wish to amend the Agreement by revising the exercise price of the Option.

D. Option. The Company considers it in its best interest to revise the exercise price of the Option.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and premises contained herein, the parties agree as follows:




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1 The exercise price of the Option pursuant to the Agreement is reduced to $4.80
(U.S.).

2. In all other respects the Agreement shall remain the same and in full force and effect.

3. This Agreement is subject to regulatory approval as required.


     IN WITNESS WHEREOF the parties hereto have executed this agreement the day first mentioned above.



SIGNED, SEALED AND DELIVERED   )
in the presence of:            )
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Signature                      )
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Print Name                     )
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Address                        )
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Occupation                     )




SOLUCORP Th4DUSTRTES LTD.
per:


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Authorized Signatory